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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-33072, No. 33-49305, No. 33-52593, No. 33-54455,
No. 33-04435, No. 333-57095 and No. 333-86801) of Humana Inc. of our report dated February 9, 2000 relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 9, 2000 relating to the financial statement schedules, which appears in this Form 10-K.


PricewaterhouseCoopers LLP
Louisville, Kentucky
March 30, 2000